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                                                                   EXHIBIT 10.10

                              TECHNOLOGY AGREEMENT

        This Agreement is entered as of August 18, 1998 between AboveNet Communications Inc. ("Company"), and David Rand, an individual ("Developer") to clarify the existing ownership and license rights of AboveNet in the Technology, Intellectual Property, EtherValve, and MRTG (as defined herein) and merely restates the true understanding of the parties.

        1. Assignment. Developer has assigned and hereby assigns to Company exclusively throughout the world all right, title and interest (whether or not now existing) in (i) the Technology, as defined in Exhibit A attached hereto,
(ii) all precursors, portions and work in progress with respect thereto and all inventions, works of authorship, mask works, technology, information, know-how, materials and tools relating thereto or to the development, support or maintenance thereof and (iii) all copyrights, patent rights, trade secret rights, trademark rights, mask works rights and other intellectual property rights and all business, contract rights and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing (collectively "Intellectual Property").

        2. License. Developer has granted and hereby grants to Company perpetual, irrevocable, royalty-free worldwide licenses (with the right to grant sublicenses) to use, copy, distribute, modify, and fully exploit the products and related technologies known as EtherValve and MRTG, as defined in Exhibit A attached hereto. The foregoing license grants are nonexclusive for MRTG and exclusive for EtherValve, except that such exclusivity is subject only to the non-exclusive license granted by Developer to Aponet for EtherValve prior to the Effective Date.

        3. Consideration. The Company agrees to issue to Developer options for 405,000 shares of common stock of the Company on the date of this Agreement pursuant to the provisions of a Stock Purchase Agreement of even date herewith between the Company and Developer. Such shares shall be the only consideration required of the Company with respect to the subject matter of this Agreement

        4. Further Assurances; Moral Rights; Competition; Marketing

                4.1 Developer agrees to assist Company in every proper way to evidence, record and perfect the assignment and licenses hereunder and to apply for and obtain recordation of and from time to time enforce, maintain, and defend the assigned and licensed rights. If Company is unable for any reason whatsoever to secure the Developer's signature to any document it is entitled to hereunder, Developer hereby irrevocably designates and appoints Company and its duly authorized officers and agents, as its agents and attorneys-in-fact with full power of substitution to act for and on its behalf and instead of Developer, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Developer.

                4.2 To the extent allowed by law, the assignment and licenses hereunder include all rights of paternity, integrity, disclosure and withdrawal and any other rights

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that may be known as or referred to as "moral rights," "artist's rights," "droit moral," or the like (collectively "Moral Rights"). To the extent Developer retains any such Moral Rights under applicable law, Developer hereby agrees to waive such Moral Rights and will confirm such waivers from time to time as requested by Company.

        5. Warranty. Developer represents and warrants to Company that
Developer: (i) has the right to make the assignments and licenses made hereunder and the full power and authority to enter into this Agreement, (ii) has not assigned, transferred, licensed, pledged or otherwise encumbered any Intellectual Property, EtherValve (except as expressly disclosed in Section 2 of this Agreement) or the Technology or agreed to do so, (iii) has not assigned, transferred, pledged or otherwise encumbered MRTG or agreed to do so, (iv) is not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the Intellectual Property, MRTG, EtherValve or the Technology, and (v) does not own any right, title or interest in or to any of the following marks: AboveNet, APS, ASAP, As-UR-Here, EtherValve, ISPCondo, ISX, WebCondo, Cabriolet, or Remote-Hand-Services.

        6. Miscellaneous. No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any rights hereunder will operate as a waiver thereof. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of California and the United States without regard to conflicts of laws provisions thereof. Any waivers or amendments shall be effective only if made in writing and signed by a representative of the respective parties authorized to bind the parties. Both parties agree that with the exception of the May 19, 1998 employment agreement between Developer and Company ("Employment Agreement"), this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement. In the event that any term of the Employment Agreement and this Agreement is construed to be inconsistent, this Agreement shall control.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

COMPANY                                   DEVELOPER

By:                                       By:
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Printed:                                  Printed:
        -------------------------                 -----------------------------

Title:                                     Address:
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                                    EXHIBIT A



                                   DEFINITIONS



o The"Technology" shall mean all right, title and interest (including copyrights, patent rights, trade secret rights, mask work rights and all other rights throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information relating to customer monitoring and notification software called Automated Pro-Active Services or APS and/or the customer monitoring software called Asymmetric Allocation of Packets or ASAP.

o "EtherValve" shall mean all right, title and interest (including copyrights, patent rights, trade secret rights, mask work rights and all other rights throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information relating to bandwidth management software known as EtherValve.

o "MRTG" shall mean all right, title and interest (including copyrights, patent rights, trade secret rights, mask work rights and all other rights throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information relating to customer monitoring software known as Multi Router Traffic
    Grapher or MRTG.